UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2012

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Aqua America, Inc.’s Corporate Governance Guidelines, which establish age 72 as the normal retirement age for directors, on February 24, 2012, Richard L. Smoot, a member of the Board of Directors of Aqua America, Inc. (the "Company") since 1997, submitted his resignation from the Board of Directors and Committees of the Board effective April 26, 2012, the date of his 72nd birthday. In view of Mr. Smoot’s valuable service to the Company’s Board of Directors, including serving as the Chair of the Audit Committee since 1999 and in order to facilitate a smooth transition of his responsibilities, the Board of Directors requested, and Mr. Smoot agreed, that he continue to serve as a member of the Board of Directors and member of the Audit Committee until May 10, 2012, the date of the Company’s next regularly scheduled Board of Directors meeting.

Additionally, the Company’s Board of Directors elected Lon R. Greenberg as the Chair of the Audit Committee and member of the Executive Committee of the Board of Directors effective February 28, 2012. Mr. Greenberg is Chairman and Chief Executive Officer of UGI Corporation and has served as a member of the Company’s Audit Committee since 2009 and a member of the Board of Directors since 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

March 1, 2012	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Secretary